First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

December 14, 2020

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: FT 9102

Gentlemen:

We have examined the Registration Statement File No. 333-251012 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

/s/ Elizabeth H. Bull

Senior Vice President